                                                                    EXHIBIT 10.3


                        CURTIN MATHESON SCIENTIFIC, INC.
                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT, made and entered into on this 18th day of January, 1993 in Houston, Texas, by and between BioTek Solutions, Inc., 120 B Cremona Drive, Santa Barbara, California 93117, a corporation organized under the laws of the state of California, hereinafter referred to as "Supplier", and Curtin Matheson Scientific, Inc., 9999 Veterans Memorial Drive, Houston, Texas 77038, a corporation organized under the laws of the state of Delaware, hereinafter referred to as "CMS".

                                   WITNESSETH

         WHEREAS, Supplier desires to sell and/or market its products, and CMS desires to purchase and promote Supplier's products for resale to customers; and

         WHEREAS, the parties desire to enter into a distributorship agreement governing the terms of their relationship.

         NOW, THEREFORE, in consideration of the respective covenants of the parties herein set forth, the parties hereto agree as follows:

         1.       Products.

                  a. The Products covered by this Agreement include that certain instrument described in Schedule A, manufactured by or for the Supplier, including accessories and parts and components necessary for the maintenance and repair thereof (hereinafter the "Instrument") and those reagents, controls, primary antibodies and accessories manufactured or produced by or for the Supplier as described at Schedule B (hereinafter collectively referred to as the "Reagents"). Schedules A and B may be amended from time to time by mutual consent of the parties.

                  b. Supplier shall make available to CMS any improved or updated versions and any similar or related Products under the same terms and conditions as set forth herein.

                  c. For any period during which the arrangement between the parties for distribution of the Products, as hereinafter defined, is exclusive, Supplier shall offer to CMS in writing the right to distribute any new products developed by Supplier during the term of this Agreement on the same terms and conditions (other than price) as set forth herein, and CMS shall accept distribution rights with respect to new products, if at all, in writing, within sixty (60) days of Supplier's written notice to CMS of the availability thereof; in the event CMS elects not to exercise such right within such period, Supplier may distribute any new products described in Supplier's notice to third parties on terms no more favorable than those offered to CMS.

                  d. The Instrument set forth on Schedule A and any improved or updated versions thereof, the Reagents set forth on Schedule B and any improved or updated versions thereof and any additional products accepted for distribution under Sections 1.b. and l.c. shall hereinafter collectively be referred to as the "Products".

                  e. Supplier represents and warrants that all Reagents with a limited shelf life are reflected on Schedule B with the useful life of each Reagent stated in months from the date of manufacture.

                  f. Supplier shall ensure that spare parts necessary for the operation and repair of any Instrument furnished hereunder shall be available for purchase by CMS's customers for a period of five (5) years after date of delivery of the Instrument in question to CMS's customers.

                  g. Supplier agrees to and shall provide required Material Safety Data Sheets for any Reagent containing hazardous chemicals as required by Federal, state or local law.

         2.       Grant of distributorship.

                  a. Upon the terms and subject to the conditions hereinafter set forth, Supplier hereby appoints CMS and CMS accepts the appointment as the exclusive distributor of the Products in the Territory during the term of this Agreement. Except as otherwise provided in Section 3.a.(ii), Supplier reserves no right to sell and distribute Products in the Territory, and CMS shall have no right to sell or distribute Products outside of the Territory.

                  b.    The Territory in which CMS has the rights described in
Section 2.a. hereof to distribute the Products shall be the fifty (50) United States of America its territories and possessions.

                  c. For any period during which the arrangement between the parties for distribution of Products is exclusive, CMS shall not sell any automated immunohistochemistry instrument which performs multiple functions and which is directly competitive with the instrument described on Schedule A hereto or any reagents or controls which are intended for use in connection therewith.

         3.       Conduct of CMS.

                  a. CMS shall make good faith commercial efforts to promote, distribute and sell the Products during the term. Specifically, CMS shall make good faith commercial efforts to purchase from Supplier such number of Instruments within such contract periods (the "Contract Period(s)") as are set forth below:

Contract Period (in months from date of      Estimated number of Instruments to be
execution of this Agreement) (any            purchased by CMS from Supplier
partial calendar month shall be month 1)
- -----------------------------------------------------------------------------------
         1 through 15                                         [*]
- -----------------------------------------------------------------------------------
         16 through 27                                        [*]
- -----------------------------------------------------------------------------------

         28 through 39                                        [*]
- -----------------------------------------------------------------------------------
         40 through 51                                        [*]
- -----------------------------------------------------------------------------------
         52 through 63                                        [*]
- -----------------------------------------------------------------------------------

(i) The foregoing shall constitute non-binding targets. CMS will be considered to have achieved each such target if it purchases from Supplier [*] in each of the respective Contract Periods. For purposes of this Section 3.a.(i), an Instrument shall be deemed purchased when a firm purchase order has been received by Supplier from CMS. (ii) Should CMS fail to purchase [*] of the term of this Agreement, Supplier may, within thirty (30) days thereof, as its sole and exclusive remedy for CMS's failure to purchase the targeted number of Instruments, give CMS sixty (60) days prior written notice of its intention to sell the Products in the Territory, either directly or through third parties provided that the terms of sale are no more favorable than those available to CMS. If Supplier exercises such option within the period of time set forth above, CMS may either continue to distribute the Products on a non-exclusive basis or may elect to terminate the Agreement by providing thirty (30) days prior written notice to Supplier within thirty (30) days of receipt of Supplier's notice to CMS. Such termination shall be without liability to either party, except for such other liabilities as may otherwise specifically be set forth in this Agreement or under law. (iii) Notwithstanding the foregoing, if CMS is unable to purchase the required number of Instruments in any Contract Period due to an act or omission of Supplier or due to any event or events which are beyond its reasonable control (as per paragraph 11), such failure shall not constitute grounds for Supplier to sell the Products in the Territory, as aforesaid. In the event that CMS is unable to meet its targeted Instrument purchases for any Contract Period due to the failure of Supplier to deliver the quantities of the Instruments required to meet such targeted levels after Supplier's receipt of firm purchase orders, CMS's obligation to meet such minimum will be deemed to have been met. In the event that CMS is unable to meet its targeted Instrument purchases [*] Contract Periods due to Supplier's failure to deliver the quantities of Instruments required to meet such targets, Supplier agrees to enter into good faith negotiations to establish new targeted Instrument purchase requirements that Supplier has the ability to supply. (iv) In the event Supplier and CMS are unable to agree on new targeted Instrument purchases, the new levels will be the number of Instruments that supplier was actually able to supply during the prior Contract Period plus [*]. If Supplier is unable to sell to CMS sufficient Instruments to permit CMS to meet the targeted Instrument purchases for [*] Contract Periods, then CMS may terminate this Agreement by giving Supplier written notice of such termination effective thirty (30) days after the date notice is delivered or mailed in accordance with
Section 12. Such termination shall be without liability to either party, except for such other liabilities as may otherwise specifically be set forth in this Agreement.

                  b. At Supplier's request, CMS shall submit to Supplier such reports as are customarily provided to suppliers similarly situated with Supplier at CMS's standard charge for such reports then in effect.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  c. CMS shall make purchases of Products hereunder by submitting firm purchase orders to Supplier.

                  d. Upon execution of this Agreement, CMS shall issue to Supplier a purchase order for thirty-five (35) Instruments, which shall be delivered by Supplier in accordance with the provisions of Section 4.a. of this Agreement. Within a reasonable time following the execution of this Agreement, CMS shall issue purchase order(s) for such quantities of Reagents as may be recommended by Supplier in order to fill orders from all former customers of Supplier (referred to in Section 4.r of this Agreement) in a timely fashion.

                  e. CMS shall provide to Supplier qualified leads for sales or placements of the instruments in the Territory in an electronic mail format which is mutually acceptable to the parties. To that end, CMS will make available to Supplier CMS's standard software to enable Supplier to communicate only with designated CMS employees via electronic mail and by which CMS employees can communicate qualified leads to Supplier. Supplier's right to use CMS's software shall terminate upon the expiration or termination of this Agreement, howsoever arising. Supplier shall not assign, transfer, copy, duplicate or make any use of CMS's software except as specifically set forth in this Agreement.

                  f. CMS may return, for full credit or replacement, any Product for which CMS is required to give a customer credit or replacement Product due to a defect or deficiency in the Product, provided that CMS first obtains from Supplier a returned goods authorization which shall not be unreasonably withheld or delayed by Supplier.

                  g. CMS shall provide to Supplier in writing, after site visits to the accounts, account profile information on five hundred (500) accounts selected by CMS and Supplier within [*] of the execution date of this Agreement, to include such information as the parties may mutually agree.

                  h. During each Contract Period, CMS shall disburse [*] for purposes of Product promotion and training which shall include, at CMS's discretion, out-of-pocket costs for attendance at appropriate trade shows and conventions, out-of-pocket costs (other than those of Supplier) incurred at Product training sessions, seminars and workshops and in connection with the preparation of miscellaneous Product literature, which literature shall be reviewed and approved, in advance, by Supplier.

         4.       Conduct of Supplier.

                  a. Supplier shall ship promptly, but in any event not later than thirty (30) days from receipt of order, CMS's orders for Reagents. Supplier shall ship promptly, but in any event not later than sixty (60) days from receipt of order, CMS's orders for Instruments; provided, however, that with respect to CMS's initial order for Instruments, Supplier shall ship ten (10) Instruments within thirty (30) days from receipt of CMS's initial order, ten
(10) Instruments within sixty (60) days of receipt of CMS's initial order and fifteen (15) Instruments within ninety (90) days of receipt of CMS's initial order. Time is of the essence with respect to Supplier's shipments of Products. All orders shall be shipped f.o.b. Santa

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Barbara, California, at which point title and risk of loss shall pass from Supplier to CMS, freight and insurance prepaid, to such CMS location(s) as CMS may designate. Supplier shall cooperate with CMS in arranging for drop shipments of Product to customers on a case by case basis.

                  b. Supplier shall give at least ninety (90) days' prior written notice of increase of price of any Product and honor CMS's existing purchase orders at the prices in effect immediately prior to the effective date of each price increase. Price increases shall be effective only on the first day of any calendar quarter immediately following the expiration of the notice period.

                  c. Supplier shall notify CMS immediately in writing should Supplier become aware of any defect or condition which renders any of the Products in violation of any statute or regulation, or which in any way alters the specifications or quality of the Products.

                  d. Supplier shall ship Reagents so that [*] the shelf life described in Schedule B will be remaining at the time of receipt at CMS's facility, or at CMS's customer's facility, if drop-shipped. If requested to do so by CMS, Supplier shall take back for full invoice credit plus shipping charges any dated Reagents shipped contrary to this provision.

                  e. Supplier shall execute and abide by the terms of CMS's Continuing Guaranty, a copy of which is attached hereto as Schedule C and incorporated herein by reference, as modified herein. The terms and provisions of the Continuing Guaranty shall survive the termination of this Agreement.

                  f. Supplier shall provide CMS with a Certificate of Insurance which meets the requirements of Section D of the Continuing Guaranty on or prior to execution of this Agreement. Supplier shall provide CMS with renewal insurance certificates in the form mandated by Section D of the Continuing Guaranty during the term of this Agreement, without demand therefor by CMS. Notwithstanding any provision of the Continuing Guaranty to the contrary, the amount of insurance required of Supplier pursuant to the Continuing Guaranty during the first Contract Period shall be [*]; for the next subsequent Contract Period, [*]; for all subsequent Contract Periods of the term of this Agreement, [*].

                  g. Supplier shall provide to CMS's sales personnel training in the use, technical properties, sale, competitive features and benefits of the Products as may be reasonably requested from time to time by CMS. For purposes of such training, Supplier shall make available at Supplier's expense, all necessary, qualified instructors, appropriate types and quantities of training materials and Products. CMS shall provide transportation and lodging expenses for CMS personnel for the training of CMS sales personnel by Supplier. (i) Within one-hundred twenty (120) days following the execution of this Agreement, Supplier shall provide and CMS shall organize such training in such format as may be agreed upon between the parties in advance, to CMS sales personnel at no fewer than five (5) CMS branch locations. (ii) Additionally, at Supplier's expense, Supplier shall provide to CMS's sales personnel at CMS's National Sales Meeting in Phoenix, Arizona on February 14, 1993, a qualified instructor, a video presentation concerning Supplier's Products and organization and appropriate types and quantities of training materials, including, Product literature, Product competitive matrices, cost-per-test data, and introductory sales training manual materials as may be agreed between the parties. Supplier will make

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  separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

the presentation as outlined in CMS's December 4, 1992 "kickoff" memorandum to Supplier. Supplier shall provide CMS with adequate opportunity to review and approve all such written and videotaped materials in advance. CMS's approval shall not be unreasonably withheld or delayed. (iii) Supplier shall provide and CMS shall organize no fewer than [*] per Contract Period on the topic of immunohistochemical methods to CMS customers, prospective customers and user-groups at such locations as the parties mutually determine, in their reasonable business judgment, may potentially offer the most beneficial commercial opportunities. CMS shall within [*] after the execution of this Agreement purchase [*] demonstration instruments (the "Demonstration Units") at CMS's demonstration laboratories. Supplier shall sell Demonstration Units to CMS at a cost of [*] and shall install, maintain and provide upgrades for same sufficient to insure that the instruments function at a level which is at least equal at all times to the most advanced model available for purchase by CMS from Supplier.

                  h. Supplier shall provide technical support to CMS's sales personnel and promptly provide to CMS such additional types and quantities of technical information developed or acquired by Supplier from time to time as may reasonably be expected to be of assistance to CMS in fulfilling its obligations hereunder. Supplier will provide at its own expense a toll-free long distance telephone service for customer and CMS sales personnel support. Supplier has represented to CMS that on or before July 1, 1993, Supplier shall have established at least [*] regional technical centers for the western, mid-western, eastern and southern regions, respectively, with each such center to be staffed by Supplier with a qualified general manager and staff scientist. Supplier's regional technical centers shall provide all reasonable assistance to purchasers of the Products and to CMS sales personnel with all technical aspects of the Products and with Instrument installation, care and use. CMS is entering into this Agreement in reliance on such representation.

                  i. Supplier shall provide, at its expense, reasonable quantities of such instruction and training manuals and point of sale literature as may from time to time be requested by CMS for use in connection with the distribution and sale of the Products. Subject to CMS's prior written approval, the CMS name will be incorporated in Supplier's advertising literature for the Products intended for distribution by CMS sales representatives. If requested to do so by CMS, Supplier shall furnish CMS with suitable copy and photographs for use by CMS in cataloging the Products.

                  j. Supplier shall be responsible for the appointment of qualified service representatives and shall bear all costs associated with the service and repair of the Instruments, and shall ensure that authorized Instrument service representatives will be available on-site at the customer's facility within 48 hours or within industry standard, whichever is shorter, following request for any Instrument repair which cannot be resolved through the exchange of parts via mail between the customer and Supplier.

                  k. Any Products owned by CMS and rendered unsalable, in CMS's reasonable opinion, due to a change in any Product specification, discontinuation or elimination by Supplier of any Product from its product offering, release by Supplier of any improved or updated version of any Product, shall be repurchased from CMS by Supplier within thirty (30) days following CMS's request

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

therefor at the price paid for such Product(s) by CMS. Supplier shall additionally pay for return freight and related transportation and insurance charges for all such Products.

                  l. (i) For each calendar quarter following the execution hereof, CMS shall carry in stock an average inventory of Reagents to provide adequate and timely service to CMS's customers at [*] service level as reflected on CMS's Key Supplier (SA385) Report. CMS shall review its inventory at least once in each calendar quarter and identify those Reagents which it considers, in its absolute discretion, to be slow-moving. CMS shall notify the Supplier in writing, describing such Reagents, and Supplier shall, exchange all such Reagents for Reagents which are selected by CMS and Supplier shall pay all associated freight therefor. (ii) CMS shall maintain in its inventory at least such number of Instruments as may be equal to the average number of Instruments installed by Supplier during the previous [*].

                  m. Supplier shall, at its sole cost and expense, provide appropriate personnel, Instruments and Reagents to qualified prospective customers identified by CMS and for conducting parallel performance studies and Product evaluations as may be reasonably requested by qualified prospective customers. Qualification of customers shall be as mutually agreed by the parties. CMS will assist Supplier in conducting the customer evaluations. Supplier reserves the right to affix a marking to such Instruments indicating that such Products are "For Demonstration Purposes Only." Such marking shall not be removed or obliterated by CMS.

                  n. Supplier agrees to bar code the Reagents at the lowest saleable unit using symbology 3 of 9 in accordance with Health industry Bar Code ("HIBC"). Additionally, where applicable, Reagents will be bar coded to include standard unit, alternate unit, lot number and expiration date.

                  o. Supplier shall notify CMS in writing of any special requirements for the storage and handling of the Products and any laws, rules, regulations, orders, ordinances and requirements of all local, state and federal governments and agencies having jurisdiction over the Products, including, but not limited to the requirements of the Food and Drug Administration which may impact CMS's obligations with respect to the distribution and sale of the Products.

                  p. Supplier shall provide to CMS qualified leads which may come to its attention for sales or placements of the Instruments in the Territory in a format which is mutually acceptable to the parties.

                  q. Supplier shall provide CMS with special pricing: (i) on any large quantity order for Products which may be requested by any CMS customer; (ii) in connection with customer leasing deals; (iii) in connection with Reagent rental deals and (iv) and where required to meet competition. With respect to Product sales which arise pursuant to the provisions of Sections 4
(i), (ii), (iii) and (iv), Supplier guarantees to CMS a gross profit on each Instrument [*] and a gross profit on each Reagent [*], which shall be debited from payments otherwise due from CMS to Supplier, except that Supplier shall pre-approve in writing (in such format as the parties may mutually agree) any reduction in the attached Schedules A or B prices as may be required to guarantee

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CMS such gross profit percentages. Notice of the acceptance or rejection of each such request for pre- approval shall be communicated by Supplier to CMS promptly following CMS's request therefor.

                  r. Upon execution of this Agreement, Supplier shall provide CMS with all necessary and appropriate information concerning all of Supplier's existing customers for the Products in the Territory which customers shall thereafter be the customers of CMS. Supplier shall cooperate with CMS in notifying each of the former customers of Supplier of the appointment of CMS as Supplier's exclusive distributor of the Products in the Territory and with the orderly transition of such customer accounts to CMS.

                  s. For each month of the first Contract Period, Supplier shall make available appropriate employees to meet with CMS for the purpose of general business review discussions either via telephone conference or personal meetings, as the parties may subsequently agree.

         5.       Price and Payment Terms.

                  a. Supplier shall supply and ship Products at the prices and subject to the discounts shown on Schedules A and B hereto for the duration of the first Contract Period. Thereafter, such prices may be reduced by Supplier, but may be increased only according to the terms and provisions of this Agreement and such discounts shall not be decreased.

                  b. Supplier represents and warrants that the price and terms pursuant to which the Products are and will be sold to CMS pursuant to this Agreement shall be no less favorable than those made available to the Supplier's most favored distributors, if any.

                  c. CMS shall pay for Product orders within thirty (30) days from the date of delivery by Supplier during the first Contract Period and within forty-five (45) days from the date of delivery in all subsequent Contract Periods; provided, however, that CMS shall not be in breach of this Agreement unless payment is received by Supplier greater than fourteen (14) days overdue. Notwithstanding any provision set forth in this Agreement to the contrary, CMS shall pay for its initial order for the first thirty-five (35) Instruments described in Section 3.d. hereof at the time the purchase order is issued to Supplier.

                  d. CMS shall be entitled to resell Products on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credit and discounts.

         6.       Term and Termination.

                  a. The initial term of this Agreement shall be for a period of five (5) years, plus an initial ninety (90) day launch period from the date this Agreement is executed on behalf of CMS, and, unless notice shall be given by one party to the other within ninety (90) days of such anniversary date (which shall be calculated from the ninety-first (91st) day following the execution date hereof) and thereafter subsequent annual anniversary dates, shall be automatically renewed for additional and successive terms of one (1) year each.

                  b. This Agreement shall terminate immediately upon written notice by the non-breaching party if either party (i) commits or suffers an act of bankruptcy or insolvency or, except as otherwise provided in this Agreement,
(ii) fails to cure any material breach in the provisions of this Agreement within thirty (30) days after receipt of written notice of such breach, except that any breach including the payment of money must be cured within fourteen
(14) days after the due date of any such payment, unless such payment of money is then being disputed in good faith.

                  c. On the termination or non-renewal of this Agreement, howsoever arising, Supplier shall continue to honor CMS's purchase orders for Products up to the effective date of termination or non-renewal.

                  d. The rights and duties of each party under this Agreement and the Schedules hereto in respect of performance prior to termination or non-renewal shall survive and be enforceable in accordance with the terms of this Agreement.

                  e. Upon termination or non-renewal of this Agreement Supplier shall repurchase from CMS, at CMS's request, and at CMS's cost therefor, such Products as are then owned by CMS. Delivery of Products repurchased from CMS hereunder shall be f.o.b. CMS's premises.

         7.       Right of First Refusal

                  If Supplier desires to enter into a transaction resulting in the sale by Supplier of all or substantially all of its stock or assets, Supplier shall first give written notice of such intention to CMS, which shall have the option to purchase such interest at a price and on such terms and conditions as may be mutually worked out between the parties in good faith. If the parties are unable in good faith to agree on mutually satisfactory terms for the proposed sale within [*] after the receipt by CMS of such notice or, if prior to the expiration of [*] period CMS declines to purchase, then
Supplier shall have the right to enter into such a transaction with any third party upon such terms and conditions as may be agreed by Supplier and any such third party.

         8.       Warranties.

                  a. In addition to the warranties of Supplier set forth in this Agreement and in the Continuing Guaranty which is attached hereto as Schedule C, Supplier warrants that each of the Products will conform to specifications set forth in Product literature prepared by or on behalf of Supplier and that the Products will comply and be manufactured, assembled, packaged, sterilized (if applicable), labeled and shipped in compliance with all applicable Federal, state and local laws, orders, regulations and standards.

                  b. Supplier and CMS shall extend to customers Supplier's Warranties for the Instruments and Reagents which are set forth on Schedule D. Supplier shall not modify any Product Warranty without CMS's prior written consent, which consent shall not be unreasonably withheld or delayed. Supplier warrants and represents that the Products will perform in accordance with, and that Supplier shall strictly comply with, the terms of Supplier's Product Warranties.

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  separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

         9.       Trademarks.

                  a. Supplier hereby grants to CMS the royalty-free right to use the Supplier's trademarks on the Products during the term of this Agreement, it being expressly understood that CMS shall discontinue the use of such trademarks upon the termination of this Agreement (except in connection with the distribution and sale of CMS's remaining inventory of Products in the event that CMS does not elect to exercise its rights under Section 6.e. hereof) and disclaims any rights in the trademark other than the said license.

                  b. Supplier recognizes that CMS is the owner of the trademarks and tradenames denoting CMS or CMS products which it may elect to use in the promotion and sale of the Products and that Supplier has no right or interest in such trademarks or tradenames.

         10. Confidentiality. Each party acknowledges the confidential nature of information that may be disclosed hereunder (including, but not limited to, the names of CMS's customers) and agrees to retain such information in confidence. This provision shall survive the termination of this Agreement for a period of two (2) years.

         11. Force Majeure. The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by such matters as strikes, shortages of power or raw material, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform. The affected party shall make best efforts to remedy the effects of such force majeure. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of ninety (90) days. In such event, the party seeking performance may cancel its obligations hereunder.

         12. Notices. Any notice required by this Agreement shall be deemed sufficient if sent by facsimile or three (3) days after being sent by certified mail, postage prepaid, to the party to be notified at the address set forth in the initial section of this Agreement until notice of a different address is supplied.

         13. Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter. In ordering and delivery of the Products, the parties may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms of this Agreement.

         14. Applicable Law. This Agreement shall be governed by the laws of the state of Texas (excluding its conflict of laws principles) where jurisdiction and venue shall lie.

         15. Assignments. This Agreement shall not be assigned or transferred by Supplier either voluntarily or by operation by law without the prior written consent of CMS.

         16. Amendment. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

         17. Existing Obligations. Each party represents and warrants that the terms of this Agreement do not violate any existing obligations or contracts of such party. Each party shall defend, indemnify and hold harmless the other party from and against any and all claims, demands, liabilities and causes of action which are hereafter made or brought against such other party which allege any such violation.

         18. Relationship of the Parties. Nothing herein contained shall be deemed to be or be construed as constituting either party as the agent or partner of the other.

         19. Successors and Permitted Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

         20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

         21. Attorneys' Fees. If any action is commenced to enforce any of the terms of this Agreement, the prevailing party will have the right to recover its reasonable attorneys' fees and costs of suit.

         IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement on the dates set forth below.

                                            BIOTEK SOLUTIONS, INC.

                                            By:  /s/ ELLIOT FRIEDMAN
                                                 -------------------------------
                                                 Elliot Friedman, President

                                            Date: 1-14-93
                                                 -------------------------------

                                            CURTIN MATHESON SCIENTIFIC, INC.

                                            By:  /s/ JOHN M. DANIELS
                                                 -------------------------------
                                                 John M. Daniels, Vice President
                                                 Clinical Marketing

                                            Date:  1-18-93
                                                 -------------------------------


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
[ * ]
TM -- 1000 Techmate 1000

     APPROVAL              % OFF
      LEVEL                 LIST         PRICE            GP%         GGP%
- ------------------         ------        -----           ----         ----
                             [*]         [*]             [*]          [*]
          CMS REPS           [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
- --------------------------------------------------------------------------
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
         BIOTEK GM           [*]         [*]             [*]          [*]
    CMS REGION MGR           [*]         [*]             [*]          [*]
       CMS AREA VP           [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]
                             [*]         [*]             [*]          [*]


BELOW [*] WILL BE HANDLED ON A CASE BY CASE BASIS


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
SDK601 STANDARD SECONDARY DETECTION KIT
(USE FOR ALL REAGENTS/DISPOSALS)

                               % OFF
    APPROVAL LEVEL              LIST            PRICE           GP%        GGP%
- ---------------------          -----            -----          ----       -----
                               [*]               [*]           [*]         [*]
         CMS REPS              [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
- -------------------------------------------------------------------------------
                               [*]               [*]           [*]         [*]
        BIOTEK GM              [*]               [*]           [*]         [*]
      CMS REG MGR              [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
- -------------------------------------------------------------------------------
                               [*]               [*]           [*]         [*]
        BIOTEK GM              [*]               [*]           [*]         [*]
      CMS AREA VP              [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
- -------------------------------------------------------------------------------
                               [*]               [*]           [*]         [*]
  ELLIOT FREIDMAN              [*]               [*]           [*]         [*]
     CMS VP SALES              [*]               [*]           [*]         [*]
     CMS VP MKTNG              [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]
                               [*]               [*]           [*]         [*]


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

CATALOGUE                                                            SUGGESTED
 NUMBER                      DESCRIPTION              CMS COST          LIST
- ---------          -------------------------------    --------       ---------
TM1000             TechMate 1000 Immunostainer (1)    [*]            [*]








(1)      see attached technical specification sheet



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

CATALOGUE                                                                            SUGGESTED
 NUMBER                         DESCRIPTION                            CMS COST        LIST
- ---------       ----------------------------------------------         --------      ---------
REAGANTS

SDK601          Standard Secondary Detection Kit (600 tests)           $   [*]       $   [*]

SDK602          Overnight Secondary Detection Kit (600 tests)          $   [*]       $   [*]

SDK603          ER/PR Secondary Detection Kit (600 tests)              $   [*]       $   [*]

ADB250          Antibody Dilution Buffer (250 ML)                      $   [*]       $   [*]

IPE100          IPENZ Enzyme Kit (3 Bottle Set)                        $   [*]       $   [*]

NEG025          Negative Control (25 ML Bottle)                        $   [*]       $   [*]

PAB101          Actin (Pan Muscle)                                     $   [*]       $   [*]

PAB102          Actin (Smooth Muscle)                                  $   [*]       $   [*]

PAB103          Chromogranin                                           $   [*]       $   [*]

PAB104          Collagen Type IV                                       $   [*]       $   [*]

PAB105          Desmin                                                 $   [*]       $   [*]

PAB106          Epithelial Membrane AG                                 $   [*]       $   [*]

PAB107          Factor Viii Related AG                                 $   [*]       $   [*]

PAB108          GFAP                                                   $   [*]       $   [*]

PAB109          HMB 45                                                 $   [*]       $   [*]

PAB110          Kappa Light Chain                                      $   [*]       $   [*]



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

PAB111          Keratin (Pan)                                          $ [*]         $ [*]

PAB112          L-26 (CD20)                                            $ [*]         $ [*]

PAB113          Lambda Light Chain                                     $ [*]         $ [*]

PAB114          LCA (CD45)                                             $ [*]         $ [*]

PAB115          Leu7                                                   $ [*]         $ [*]

PAB116          Leu M1 (CD15)                                          $ [*]         $ [*]

PAB117          Lysozme                                                $ [*]         $ [*]

PAB118          Neurofilaments                                         $ [*]         $ [*]

PAB119          Neuron Specific Enolase                                $ [*]         $ [*]

PAB120          Prostatic acid Phosphatase                             $ [*]         $ [*]

PAB121          Proliferating Cell Nuclear AG                          $ [*]         $ [*]

PAB122          S-100                                                  $ [*]         $ [*]

PAB123          UCHL-1                                                 $ [*]         $ [*]

PAB124          Vimentin                                               $ [*]         $ [*]


                                       -2-


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the Commission. Confidential treatment has been requested with respect to the omitted portions.

DISPOSABLES

RWP101          Reagent Wicking Pads (Box of 50)                       $    [*]        $   [*]

CTL100          Control Checkerboard Slides (Box of 100)               $    [*]        $   [*]

POP075          Probe On Plus Slides (Case of 1440)                    $    [*]        $   [*]

POP130          Double Thick Probe On Slides (Gross)                   $    [*]        $   [*]



(1) Shelf life of all reagents guaranteed for one year from date of delivery at CMS when stored according to instructions.


                                       -3-


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        Curtin Matheson Scientific, Inc.

                               CONTINUING GUARANTY

A. BIOTEK SOLUTIONS, INC. referred to as ("Seller"), having its principal office and place of business at 120 B Cremona Dr., Santa Barbara, CA 93117, hereby guarantees that all Products (including their packaging, labeling and shipping) comprising each shipment or other delivery hereinafter made by Seller (hereinafter referred to as "Products") to or on the order of Curtin Matheson Scientific, Inc., a Delaware corporation, having its principal place of business at 9999 Veterans Memorial Drive, Houston, Texas 77032, or to any of its branches, divisions, subsidiaries or its affiliate, Matheson Science, Inc., or any of their customers (hereinafter collectively referred to as "CMS"), are, as of the date of such shipment or delivery, in compliance with applicable federal, state and local laws, and any regulations, rules, declarations, interpretations and orders issued thereunder, and conform to representations and warranties made by Seller in its advertising, product labeling and literature.

B. Further, with respect to any Product that is privately labeled for CMS, Seller agrees to make no change in such Products or the CMS artwork on the labeling or packaging relating thereto without first obtaining the written consent of CMS. Seller recognizes that CMS is the owner of the trademarks and trade names connoting CMS which it may elect to use in the promotion and sale of such private label Products and that Seller has no right or interest in such trademarks or trade names. Seller shall periodically analyze and review packaging and labeling for any Products which are private labels for CMS to ensure conformity with the provisions of paragraph A hereof and the adequacy of Product warnings and instructions.

C. Seller hereby agrees that it will reimburse CMS for all reasonable out-of-pocket costs and expenses incurred in connection with any product corrective action or recall relating to the Products which is requested by Seller or required by any governmental entity.

D. Seller agrees to procure and maintain on an occurrence form basis product liability insurance with respect to the Products and contractual liability coverage relating to this Guaranty, with Insurer(s) having Best's rating(s) of 8 or better, naming CMS as an additional Insured (Broad Form Vendors Endorsement), with minimum limits in each case of $1,000,000. Seller shall promptly furnish to CMS a certificate of insurance and renewal certificates of insurance evidencing the foregoing coverages and limits. The insurance shall not be canceled, reduced or otherwise changed without providing CMS with at least ten (10) days prior written notice.

E. Seller agrees to and shall indemnify and hold harmless CMS (and with respect to Subparagraph E.(i) below, CMS customers) from any and all claims, actions, costs, expenses and damages, including attorneys fees and expenses arising out of: (i) any actual or alleged patent, trademark or copyright infringement in the design, composition, use, sale, advertising or packaging of the Products; (ii) any breach of the representations or warranties set forth in this Guaranty, (iii) the sale or use of the Products where such liability results from the act of omission of Seller (whether for breach of warranty, strict liability in tort, negligence or otherwise).

F. Seller agrees to and shall provide to CMS Material Safety Data Sheets and other information concerning any Product as required by then applicable federal, state or local law.

G. Seller agrees to and shall accept, at its facility, all of CMS's unsold or expired Products containing hazardous chemicals, materials or substances for disposal, recycling or use. CMS shall be responsible for packing and transportation costs to Seller. Seller shall be responsible for all other costs, including, without limitation, any costs associated with Seller's disposal, recycling or use.

H. The representations and obligations set forth herein shall be continuing and shall be binding upon the Seller and his or its heirs, executors, administrators, successors and/or assigns, whichever the case may be, and shall inure to the benefit of CMS, its successors and assigns and to the benefit of its officers, directors, agents and employees and their heirs, executors, administrators and assigns.

I. The agreements and obligations of Seller set forth in this Guaranty are in consideration of purchases made by CMS from Seller and said obligations are in addition to (and supersede to the extent of any conflict) any obligations of Seller to CMS or CMS to Seller. The obligations of Seller under this Guaranty shall survive and be enforceable in accordance with its terms.

SELLER

BIOTEK SOLUTIONS, INC.
- --------------------------------------------------------------------------------
Full Corporate Name or Name Under Which Seller's Business is Conducted

/s/  ELLIOT P. FRIEDMAN
- --------------------------------------------------------------------------------
Signature of Authorized Representative

PRESIDENT
- --------------------------------------------------------------------------------
Title

ELLIOT D. FRIEDMAN
- --------------------------------------------------------------------------------
Printed Name

January 9, 1993
- --------------------------------------------------------------------------------
Date


CURTIN MATHESON SCIENTIFIC, INC.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Title

                    ADDENDUM AND ADVANCE REPAYMENT AGREEMENT

         This Addendum and Advance Repayment Agreement (the "Addendum"), made and entered into by and between Curtin Matheson Scientific, Inc., a Delaware corporation ("CMS") and BioTek Solutions, Inc., a California corporation ("BioTek"), hereby recites:

         WHEREAS, the parties to this Addendum executed that certain Distribution Agreement dated January 18, 1993, as amended (the "Agreement"); and

         WHEREAS, the parties to this Addendum believe that it is in their best interests to modify and amend the Agreement; and

         WHEREAS, on November 3, 1994, CMS made a business advance to BioTek of the sum of [*], which Biotek promised to pay to CMS by or before December 31, 1994 (the "Advance"); and

         WHEREAS, to date, BioTek has failed and/or refused to repay the Advance; and

         WHEREAS, the parties to this Addendum desire to make provision for the repayment of the Advance.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties to this Addendum agree as follows:

1. Modification to Inventory Provision of Agreement. Paragraph 4(I)(ii) of the Agreement shall be deleted and the following shall be inserted in its stead:

         Notwithstanding any provision set forth in the Agreement or in this Addendum to the contrary, CMS shall be required to maintain in its inventory such number of Instruments as it may deem appropriate to conduct business as contemplated by the Agreement, as modified by this Addendum, but in any event not less than [*] Instruments to be used for demonstration and/or evaluation purposes.

         From the date of execution of this Addendum through April 30, 1995, the maximum number of Instruments which CMS shall be obligated to carry as its inventory investment in BioTek Instruments for each calendar month shall be a number equal to [*] the average number of Instruments billed (for final sale) by CMS to its customers during the immediately preceding three calendar months.

         For the period beginning May 1, 1995 and thereafter during the term of the Agreement, the maximum number Instruments which CMS shall be obligated to carry as its inventory investment in BioTek Instruments for each calendar month shall be a number equal to [*] the




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         average number of Instruments billed (for final sale) by CMS to its customers during the immediately preceding three calendar months.

         With respect to any number of Instruments which CMS may have in its inventory (including new, demonstration and evaluation units) in any calendar month in excess of the product of the applicable formula described above, beginning with CMS's second scheduled payment to BioTek in February, 1995, CMS shall be entitled to deduct from amounts otherwise payable to BioTek amounts equal to the number of excess Instruments multiplied by the then-current cost of each. Notwithstanding any provision set forth herein to the contrary, to the extent that CMS's anticipated second February 1995 payment to BioTek for Instruments and Reagents is insufficient to provide for such excess and/or in the event that any unrecovered excess remains upon termination or non-renewal of the Agreement, BioTek agrees to make immediate payment of the net difference to CMS.

         Example: Assume that CMS billed (for final sale) to customers 8 Instruments in October, 9 Instruments in November and 11 Instruments in December, for a average (rounded) of 9 units per calendar month during the period. Applying the formula, that number would be multiplied by three, for [*]. If on the next succeeding payment date, CMS's records reflected that it had a total of 35 Instruments (including new, demonstration and evaluation units) in its inventory, CMS would be obligated to carry as its inventory investment [*], and CMS would be permitted to deduct from payments otherwise due to BioTek an amount equal to the cost associated with [*] Instruments, as further described above.

         In any calendar month in which the actual total number of Instruments which CMS has in its inventory (including new, demonstration and evaluation units) is less than the product of the applicable formula described above, Supplier shall, at its expense, drop ship any Instruments ordered by CMS during the subject calendar month directly to CMS's customers in accordance with CMS's directions.

         For purposes of this Addendum, the calculation of the total actual Instruments in CMS's inventory for each calendar month shall be made on each payment date and the determination of CMS with respect to such calculations shall be final.

2. Modification to Payment Terms of Agreement. Paragraph 5(c) of the Agreement shall be deleted and the following shall be inserted in its stead:

         Except as otherwise set forth in this Addendum, for Instruments and Reagents billed to CMS from BioTek from the date of execution of this Agreement through June 30, 1995, CMS will pay BioTek (net of deductions described above) within fifteen (15) days from the date of invoice. For Instruments and Reagents billed to CMS from BioTek on and after July 1, 1995, CMS will pay BioTek (net of deductions described above) within forty-five (45) days from the date of invoice;

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
         provided, however, that CMS shall not be in breach of this Agreement unless payment is received by BioTek greater than fourteen (14) days overdue.

3.       BioTek's Advance Repayment Obligations.

         BioTek promises to pay to the order to CMS the principal [*] with interest on the unpaid principal from January 1, 1995 until maturity at a rate equal to "prime" plus [*]. "Prime" shall mean the prime lending rate established from time to time by Texas Commerce Bank of Houston, Texas, adjusted monthly as of the fifteenth day of each month during which this obligation shall be outstanding and not yet due. Overdue principal and (to the extent permitted by law) overdue interest shall bear interest payable at the highest rate permissible by applicable law. Principal and accrued interest thereon will be payable in installments as follows:

         a. Interest accrued on the principal outstanding from January 1, 1995 to the date of this Agreement plus [*] shall be payable upon execution of this Agreement and shall be paid by BioTek to CMS through a credit against invoices from BioTek to CMS for Instruments and Reagents purchased by CMS under the Agreement; and

         b. [*] hereunder shall be due and payable on each of February 1, 1995 and March 1, 1995. Such amount may be paid by BioTek to CMS through a credit against invoices from BioTek to CMS for Instruments and Reagents purchased by CMS under the Agreement, if then available; provided that the payment described above shall be due and payable on each of February 1, 1995 and March 1, 1995 in any event, in coin or currency of the United States.

         c. BioTek agrees that this Advance repayment obligation shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the conflicts of law principles thereof).

         d. Payment will be made by BioTek to CMS at 9999 Veterans Memorial Drive, Houston, Texas 77038 or such other place as CMS may require. BioTek may prepay the foregoing obligation, without penalty, in whole or in part, with accrued interest to the date of such prepayment or the amount prepaid.

4.       Miscellaneous.

         a. The Agreement and this Addendum shall be binding up and inure to the benefit of the parties and their respective successors and/or assigns.

         b. The agreements and obligations of this Addendum are in addition to and shall supersede to the extent of any conflict, any provision in the Agreement.

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
         c. This Addendum shall be effective as of the date executed by CMS and, except with respect to BioTek's Advance repayment obligations, shall terminate or expire concurrently with the Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the dates shown below.

CURTIN MATHESON SCIENTIFIC, INC.             BIOTEK SOLUTIONS, INC.

By: /s/ J C LEWIS                            By: /s/ MICHAEL C. MILLER
    -------------------------------              -------------------------------

Title: VP-Controller                         Title: President & CEO
       ----------------------------                 ----------------------------

Date: 1-12-95                                Date: 1-12-95
      -----------------------------                -----------------------------